UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2006
ITC HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200, Novi, Michigan	48375
(Address of principal executive offices)	(zip code)
(Registrant’s telephone number, including area code): (248) 374-7100
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Press Release dated November 6, 2006

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On November 3, 2006, pursuant to the Company’s bylaws, the Company’s board of directors increased the number of directors by one to a total of six directors and appointed William J. Museler to serve as a member of the Company’s board of directors for a term expiring at the next annual meeting of shareholders and the election and qualification of his successor, or his earlier resignation or removal.
Item 8.01 Other Events.
On November 6, 2006, ITCTransmission, ITC Holdings Corp.’s wholly owned subsidiary, issued a press release announcing that it had signed a memorandum of understanding with American Electric Power to jointly commence a study of building a 765kV transmission network in Michigan’s Lower Peninsula that would link to AEP’s existing 765kV transmission infrastructure. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
     99.1 Press release dated November 6, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
November 8, 2006

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its: Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release dated November 6, 2006